Exhibit 24.1

POWER OF ATTORNEY

The undersigned director of Orbitz Worldwide, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of shares of its common stock or other interests to be issued pursuant to the Company’s 2007 Equity and Incentive Plan, hereby constitutes and appoints each of Marsha Williams, Chief Financial Officer, and James Shaughnessy, General Counsel and Secretary, with full power to each to act alone, and any successor to the office held by each, the undersigned’s true and lawful attorney-in-fact and agent on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission the Company’s Registration Statement on Form S-8 or other appropriate form, together with all amendments, including post-effective amendments, supplements, and any other documents required to be filed with respect thereto with any regulatory authority, granting unto such attorneys full authority to perform each act to effectuate the same.

IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 20th day of August 2007.

By:	/s/ Jeff Clarke
Jeff Clarke, Chairman